EXHIBIT 21.1

SUBSIDIARIES

As of September 30, 2020, the following were the Registrant's significant operating Subsidiaries:

Name:   TransTech Systems, Inc.

Country of Organization:   U.S.

Percent Ownership by Registrant:   100.0% by Know Labs, Inc. (closed June 30, 2020)

Name:   RAAI Lighting, Inc.

Country of Organization:   U.S.

Percent Ownership by Registrant:   100.0% by Know Labs, Inc.

Name:   Particle, Inc.

Country of Organization:   U.S.

Percent Ownership by Registrant:   100.0% by Know Labs, Inc.